AD VALOREM DUTY PAID

ASST. COLLECTOR

INSTRUMENT OF TRANSFER

Transfer No. 00005

HONG KONG STAMP DUTY PAID

For the Consideration stated below the "Transferor(s)' named do hereby transfer to the 'Transferee(s)' named the shares or stock specified below subject to the several conditions on which the said shares or stock are or is now held by the Transferor(s) and the Transferee(s) do hereby agree to accept and hold the said shares or stock subject to the conditions aforesaid.

Luckycom Limited 萊吉康香港有限公司

STAMP OFFICE 37 13.12.17 HONG KONG 37

	Figures	Word
Number and full description of shares; or amount of stock and number and denomination of units, if any certificate number	10,000	Ten Thousand Only

Transfer From Transferor(s) Name(s) and address(es) in full	Name: Address:	LUCKYCOM PHARMACEUTICALS INC. 11767 KATY FREEWAY SUITE 830 HOUSTON TEXAS 77079 UNITED STATES
Consideration: Ten Thousand Hong Kong Dollars		
Transfer to Transferee(s) Name(s) and address(es) in full	Name: Address:	LI LIJIAN 李立堅 ROOM B7-2C XIN HU YUAN NEW WORLD GDN NO 2 CAI YUN ROAD ZHAOQING CITY GUANGDONG PROVINCE CHINA
Occupation of Transferee: MERCHANT	Nationality:	

SIGNED, SEALED AND DELIVERED by the parties to this transfer this day of 13 DEC 2017

Witness to signature(s) of

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Name :

Address:

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Signature of Transferor

Witness to signature(s) of

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Name :

Address:

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Signature of Transferee

* In the case of Chinese transferees, their names should be given both in English and in Chinese characters.

For official Use only	Transfer receipt number		Old Certificate Number		Advice of Transfer Sent	
	Transferor's Signature or P/A Checked		New Certificate Number		Date of Entry in Register	